EXHIBIT 10.18

Mortgage Contract of Maximum Amount

Mortgagee (Party A):	Hubei Winner Textiles Co., Ltd.
Address:	No. 47 South Jianshe Rd. Yuekou Town
Legal Representative:	Jianquan Li

Mortgagor (Party B):	Tianmen Branch of Industrial and Commercial Bank of China
Address:	No. 21 (Middle) Luyv Avenue Jinglin
Legal Representative(Person in Charge):	Qingjie Sheng

Whereas: Winner Medical & Textiles Ltd. Tianmen (hereinafter also referred to as “Debtor”) and the Mortgagee have entered into a serial of Loan Agreements (hereinafter referred to as “Loan Agreements”) with the loan period from August 23rd 2005 to August 22nd 2008 and under the maximum amount of RMB 20.4 Million Yuan Only. The Mortgagor undertakes to provide security to secure the indebtedness of the Debtor under the Loan Agreements. In accordance with relevant PRC laws and regulations and through friendly negotiation, the Parties agree to enter into this Contract:

Article 1 Undertakings And Presentations By Party A
1.1
Party A is the full, effective and lawful owner or the State-authorized administrator of the collateral under this Contract; there is no dispute regarding the ownership or right of administration for the collateral;

1.2	Party A fully understands the purpose of the loan under the Loan Agreements and has provided the security under this Contract of its own will;

1.3	Party A has disclosed and explained all defect of rights of the collateral;

1.4	The collateral under this Contract is allowed by law to be mortgaged freely;

1.5	There is no restriction against the establishment of the mortgage;
1.6	There is no seizure, attachment or supervision existing over the collateral;

1.7	In case that Party A leases the collateral to other party, Party A shall notify the Lessee of the mortgage and notify Party B of the lease in writing.

Article 2 Indebtedness To Be Secured and Amount
The mortgage under this Contract is to secure the indebtedness owed by the Debtor to the Mortgagee derived from all the bank loans in RMB granted by Party B under the Loan Agreements for the period and within the maximal amount as stipulated in this Contract.

Article 3 Term of Loan
The term of the loan shall be determined by the Loan Agreements.

Article 4 Scope of Guarantee
The security under this Contract shall be to secure all of the loan principal, interest, penalty interest, breach of contract compensation and all the expenses incurred in realizing the Mortgagee’s right and other fees payable.

Article 5 Collateral
5.1	The collateral under this Contract is described in detail in the List of Collateral.

5.2
The estimated value of the collateral contained in the abovementioned List of Collateral is not final and shall impose no restriction on the disposal of the collateral by Party B in accordance with Article 9 of this Contract.

5.3	The relevant certificate and materials of the collateral shall be kept by Party B unless otherwise stipulated by laws.

Article 6 Registration
6.1	The Parties shall register the mortgage within 15 days after execution of this Contract as required by laws or agreed by both Parties.

6.2	The Parties shall alter the registration within 15 days in case of alteration of the mortgage as required by laws.

Article 7 Possession and Management of the Collateral
7.1
The collateral shall be possessed and managed by Party A. Party A shall maintain the integrity of the collateral and shall not impair the value of the collateral through improper utilization. Party B is entitled to supervise the possession and management of the collateral.

7.2
In case of loss or damage to the collateral, Party A shall notify Party B timely and take necessary efforts to minimize the loss. Party A shall also provide Party B with necessary proof of the loss or damage issued by the relevant authorities.

Article 8 Insurance
8.1
Party A shall purchase property insurance for the collateral within 15 days after execution of this Contract. The insured period shall be no shorter than the loan term under the Loan Agreements and the insured value shall be no less than the principal and interest of the loan.

8.2	Party B shall be the first beneficiary under such insurance. There shall be no restriction of Party B’s interest and right under such insurance.

8.3
Party B should not terminate or cancel the insurance for any reason during the valid period of this Contract. Party B is entitled to renew the insurance at the cost of Party A in case of termination of the insurance.

8.4	The insurance compensation shall be used to repay the bank loan under the Loan Agreements or to restore the value of the collateral as agreed by Party B.

Article 9 Realization of Security
9.1
In realizing the Mortgagee’s right in accordance with laws, Party B is entitled to use the collateral to make up for the indebtedness as agreed by both Parties or settle the outstanding indebtedness by the proceeds derived from the sale or auction of the collateral.

9.2	Party A shall assist Party B to realize its right and shall not cause any hindrance.

Article 10 Rights and Obligations of Party A
10.1
After effectiveness of this Contract, Party A shall not create any mortgage, pledge on the collateral or lease, transfer or donate the collateral to any third party without getting written consent from Party B.

10.2	The amendment to the Loan Agreement by Party B and the Debtor shall not affect the security under this Contract.

10.3	In case of devaluation of the collateral due to Party A’s conduct, Party A shall cease such conduct and restore the value of the collateral or provide extra security.

10.4
In case of devaluation of the collateral due to reasons other than Party A’s fault, Party A will bear the obligation of security only within the limitation of the compensation received by Party A. The remaining collateral shall also be mortgaged to secure the indebtedness of the Debtor.

10.5
In case of expropriation of the collateral by the State, the relevant compensation shall be used to settle the indebtedness of the Debtor before maturity or be deposited in a third party designated by both Parties.

10.6	Party A shall bear all the expense and cost under this Contract such as lawyer’s fee, insurance, authentication, notary, evaluation, registration, transfer and litigation etc.

10.7	Party A shall make proper arrangement about the security in case of division, merger, and share transfer of Party A.

10.8	In case of damage or possible damage by third party to the collateral, Party A shall notify Party B in time and assist Party B to prevent further damage.

10.9	Party A shall notify Party B in writing in case of:

▪	major change of its management system;
▪	change of its business scope, registered capital and shareholding structure;
▪	involvement of major economic dispute;
▪	dispute over ownership of the collateral;
▪	bankruptcy, cessation of operation, dissolution, revoking of business license etc.;
▪	change of its address, contact number or legal representative.

10.10
Under the circumstances stated in 10.9.1 or 10.9.2, Part A shall give 30-day prior written notification to Party B. Under other circumstances stated in 10.9, Party A shall give written notification to Party B within 5 days after the occurrence of such event.

10.11	If the collateral is project under construction, Party A shall assist Party B to register the mortgage with competent authority after examination and acceptance of the project.

10.12	Party A is entitled to cancel the mortgage once all indebtedness under the Loan Agreement has been paid.

Article 11 Rights and Obligations of Party B
11.1	Party B is entitled to dispose collateral in case of failure by the Debtor to pay the loan principal, interest or other fees upon due date;

11.2	Party B is entitled to dispose the collateral in case that:

▪	The Loan Agreement is terminated in accordance with laws or as stipulated in the Loan Agreement;
▪	The loan becomes mature before expiry of term in accordance with the Loan Agreement and the indebtedness under the Loan Agreement has not been settled.

11.3	Party B is entitled to ask for Party A’s assistance in its effort toprevent damage of the collateral by any third party.

11.4	After the realization of the security, Party B shall assist Party A’s execution of recourse against the Debtor.

11.5	Party B shall repay the residual proceeds of the collateral to Party A once all secured indebtedness has been paid.

Article 12 Breach of Contract
12.1	Party A shall compensate Party B for any loss due to false statements or undertakings by Party A;

12.2
Both Parties shall perform their obligations under this Contract strictly after the effectiveness of this Contract. The breaching party shall compensate the other party any loss suffered due to its breach of contract.

12.3	. In case that this Contract becomes invalid due to fault of Party A, Party A shall compensate Party B for all loss within the limitation of the security amount.

Article 13 Effectiveness, Amendment and Termination
13.1	This Contract shall come into effect once it is signed and stamped by both Parties and registered with competent authorities as required by laws.

13.2
This Contract is independent from the Loan Agreement. The invalidity of the Loan Agreement shall not affect the validity of this Contract. Party A shall perform its obligations of guarantee under this Contract regardless of the invalidity of the Loan Agreement.

13.3	This Contract may be amended or terminated by both Parties in writing.

Article 14 Dispute Settlement
Any dispute arising from this Contract shall be settled by litigation in the People’s Court located in the region of Party B.

Article 15 Other Issues
N/A

Article 16 Attachment
16.1	The attachment is an integral part of this Contract and has the same legal effect as this Contract.

16.2	The attachment to this Contract includes the List of Collateral.

Article 17 Originals
This Contract has 3 originals, Party A, Party B and the registration authority shall retain 1 original each, and they are of the same legal effect.

Party A:	Hubei Winner Textiles Co., Ltd.
Legal representative:	Jianquan Li

Party B:	Tianmen Branch Of Industrial and Commercial Bank of China
Authorized representative:	Qingjie Sheng

Date: August 23rd 2005

Attachment

List of Collateral

Name	Quantities	Location	Appraisal Value (RMB)	Mortgage Value for Other Creditor’s Right
Building	37787.22m2	No. 47 South Jianshe Road	23.6197 Million
Land	80934.48m2	No. 47 South Jianshe Road	17.2496 Million
Total			40.8693 Million

Mortgagee: Hubei Winner Textiles Co., Ltd.
(official seal)
Legal Representative: Jianquan Li
August 23rd 2005

Mortgager: Tianmen Branch of Industrial and Commercial Bank of China
(official seal)
Person in Charge: Qingjie Sheng
August 23rd 2005